Exhibit 99.2



NEWS RELEASE
                                                   EASTERLY
                                                   INVESTOR RELATIONS

FOR IMMEDIATE RELEASE


                                           Client: Alamosa PCS Holdings, Inc.

                                         Contacts: Kendall Cowan, CFO
                                                   Alamosa PCS
                                                   806-722-1100
                                                   kcowan@alamosapcs.com

                                                   Ken Dennard, Managing
                                                   Partner Easterly
                                                   Investor Relations
                                                   713-529-6600
                                                   kdennard@easterly.com




                ALAMOSA PCS ANNOUNCES ORGANIZATIONAL CHANGES

LUBBOCK, Texas, Jan. 23 /PRNewswire/ - Alamosa PCS Holdings, Inc. (Nasdaq:
APCS - news) today announced certain organizational changes with Tony Sabatino, Chief Technology Officer and regional vice presidents now reporting to David Sharbutt, Alamosa's Chairman and Chief Executive Officer. Jerry Brantley, former President and Chief Operating Officer, has left the Company and is pursuing other interests.